SCE Funding LLC
                     Annual Summary of Monthly Certificates
                            Year Ending December 1999
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                                                                                              Small
                                                                     Residential          Commercial
                                                                      Customers            Customers              Total
                                                                     -----------          ----------              -----

     Kilowatt hours of electricity billed                            22,514,941,724        3,951,449,402        26,466,391,126
     FTA Charged per kilowatt hour (Jan. 99 - Sep. 99)                        1.306(cent)          1.381(cent)             N/A
     FTA Charged per kilowatt hour (Oct. 99 - Dec. 99)                        1.235(cent)          1.306(cent)             N/A
     Billed FTA Charges                                                $317,663,057          $61,911,821          $379,574,879

     Estimated FTA Payments                                            $316,074,742          $61,664,174          $377,738,916

     Estimated Write-off                                                 $1,588,315             $247,647            $1,835,963
     Remittance Shortfall - increased payment                              $318,491              $38,913              $357,404
         to the Collection Account
     Excess Remittance - reduced payment                                   $537,971             $128,463              $666,434
         to the Collection Account
     Net Write-off*                                                      $1,368,835             $158,097            $1,526,933

     FTA Payments estimated to have been                               $325,000,585          $63,461,189          $388,461,774
         received by the Servicer
     Remittance Shortfall - increased payment                              $318,491              $38,913              $357,404
         to the Collection Account
     Excess Remittance - reduced payment                                   $537,971             $128,463              $666,434
         to the Collection Account
     Aggregate Remittance to Collection Account                        $324,781,105          $63,371,639          $388,152,744
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     * Write-offs for months July through December are estimated at 0.5%